UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

 of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 9, 2023

iStar Inc.

(Exact name of registrant as specified in its charter)

Maryland	1-15371	95-6881527
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1114 Avenue of the Americas 39th Floor New York, New York	10036
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code:  (212) 930-9400

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	STAR	New York Stock Exchange
8.00% Series D Cumulative Redeemable Preferred Stock, $0.001 par value	STAR-PD	New York Stock Exchange
7.65% Series G Cumulative Redeemable Preferred Stock, $0.001 par value	STAR-PG	New York Stock Exchange
7.50% Series I Cumulative Redeemable Preferred Stock, $0.001 par value	STAR-PI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On March 9, 2023, iStar Inc., a Maryland corporation (“STAR”), held a special meeting of its stockholders (the “Special Meeting”) to vote on the proposals identified in the definitive joint proxy statement/prospectus, dated January 30, 2023, which was first mailed to STAR stockholders on or about February 6, 2023.

As of the close of business on January 27, 2023, the record date for the Special Meeting, there were 86,831,977 shares of common stock, par value $0.001 per share, of STAR (the “STAR Common Stock”) and 4,000,000 shares of Series D preferred stock, par value $0.001 per share, of STAR (the “STAR Series D Preferred Stock”) outstanding and entitled to vote at the Special Meeting. Stockholders entitled to cast 81.96% of all the votes entitled to be cast at the Special Meeting were present in person or represented by proxy at the Special Meeting. A summary of the voting results for the following proposals, each of which is described in detail in the definitive joint proxy statement/prospectus, is set forth below:

1.	Proposal to approve the merger of Safehold Inc., a Maryland corporation (“SAFE”), with and into STAR, with STAR continuing as the surviving corporation and operating under the name “Safehold Inc.” (“New SAFE”), as contemplated by the merger agreement entered into by and between STAR and SAFE on August 10, 2022 (the “STAR merger proposal”). The results of the vote were as follows:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
71,509,658	361,183	113,464	—

2.	Proposal to approve the issuance of shares of common stock, par value $0.01 per share, of New SAFE in connection with the merger (the “STAR stock issuance proposal”). The results of the vote were as follows:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
71,490,393	384,777	109,135	—

3.	Proposal to approve, on a non-binding advisory basis, certain compensation that STAR's named executive officers may receive in connection with the merger (the “STAR non-binding advisory compensation proposal”). The results of the vote were as follows:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
45,879,526	25,962,160	142,619	—

4.	Proposal to approve the adjournment of the Special Meeting from time to time, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the Special Meeting, or any adjournment or postponement thereof, to approve each of the STAR merger proposal and the STAR stock issuance proposal (the “STAR adjournment proposal”). The results of the vote were as follows:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
66,660,077	5,192,673	131,555	—

Adjournment of the Special Meeting was not necessary because there were sufficient votes at the time of the Special Meeting to adopt the STAR merger proposal and the STAR stock issuance proposal. No other business properly came before the Special Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  March 9, 2023

iStar Inc.

By:	/s/ Brett Asnas
Name:	Brett Asnas
Title:	Chief Financial Officer